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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of Report (date of earliest event reported): October 10, 1997



                             INTERNATIONAL CUTLERY, LTD.
  ______________________________________________________________________________
                (Exact name of registrant as specified in its charter)


          Delaware                     0-26874                     13-3796781

  ______________________________________________________________________________
  (State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)              File Number)                 Identification
                                                                        Number)

  127 West 25th Street, New York, New York                                 10011

  ______________________________________________________________________________
  (Address of Principal Executive Offices)                            (Zip Code)

          Registrant's telephone number, including area code: (212) 924-7300


                                        N/A
  ______________________________________________________________________________
            (Former Name or Former Address, if Changed Since Last Report)


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Item 5   Other Events

    Effective October 10, 1997, International Cutlery, Ltd.'s Certificate of Incorporation was amended to increase the authorized common stock from 10,000,000 shares, $.01 par value per share, to 40,000,000 shares, $.01 par value per share.

Item 7   Exhibits

    The following exhibits are filed herewith:

3.1 Certificate of Amendment of Certificate of Incorporation filed October 10, 1997.

Item 8   Change in Fiscal Year

    Effective October 23, 1997, the Board of Directors of International Cutlery Inc. (the "Company") approved the change of the Company's fiscal year end to a 52-53 week accounting period ending the Saturday closest to January 31. As a result of the change, the Company will file an Annual Report on Form 10-KSB for the transition period from April 27, 1997 to January 31, 1998 and will not file a Quarterly Report on Form 10-QSB for the quarter and nine months ended January 31, 1998.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTERNATIONAL CUTLERY, LTD.



                                  By:/s/ JOEL J. SILVER
                                     ------------------------------------------
                                       Joel J. Silver,
                                       President and Chairman of the Board

Dated: October 28, 1997


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                                    Exhibit Index

3.1 Certificate of Amendment of Certificate of Incorporation filed October 10, 1997.























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